Exhibit 10.23
SUMMARY OF TIMBERLAND KEY EMPLOYEE ENGAGEMENT PROGRAM, DATED FEBRUARY 28, 2007
The Key Employee Engagement Program is an employee retention program designed to recognize and support select individuals who hold business critical positions.  The program provides for a cash retention bonus payable in June 2008, less applicable withholdings, provided the individual has been continuously employed during the course of the program and is in good performance standing on June 30, 2008 as defined by the sole discretion of Timberland.  The total amount payable under the program is $1,025,000.  When the program was adopted by Timberland management in early 2007, none of Timberland’s named executive officers or management under the purview of the Management Development and Compensation Committee of the Board of Directors was an eligible participant.  Subsequent to the adoption of the program, one of the eligible participants of the program became a named executive officer for purposes of Timberland’s 2008 Proxy Statement.  John Crimmins, Chief Financial Officer, is eligible for a $100,000 retention bonus.